Investor Presentation September 2017 Exhibit 99.01

Disclaimers Statements contained in this presentation that state the company’s or management’s expectations or predictions of the future are forward-looking statements covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “targeting,” “anticipate,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, and our other reports filed with the Securities and Exchange Commission, and available on Valero’s website at www.valero.com. This presentation includes non-GAAP financial measures. Our Reconciliations of non-GAAP financial measures to GAAP financial measures are located at the end of this presentation. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures.

Who We Are Premier Independent Refiner 15 refineries, 3.1 million barrels per day (BPD) of high-complexity capacity Fuels marketed and distributed through bulk and wholesale channels General partner and majority owner of Valero Energy Partners LP Operator and 50% owner of Diamond Green Diesel renewable diesel JV 11,000 BPD production capacity Approximately 10,000 employees $30 billion market capitalization(1) One of North America’s Largest Ethanol Producers 11 plants with 1.4 billion gallons per year (91,000 BPD) ethanol production capacity All convert corn into ethanol and distillers grains Plants were acquired at a fraction of replacement cost Premier plants and low cost operations (1)As of Aug 24, 2017, VLO at $67.60 per share and VLP at $43.47 per unit. (2) For the six months ended Jun 30, 2017. Growth Oriented Master Limited Partnership (NYSE: VLP) Fee based MLP Approximately 1 million(2) BPD of pipeline throughput 2.8 million(2) BPD of terminaling throughput Liquids-focused logistics assets Revenues are 100% fee-based $3 billion market capitalization(1)

Strong Presence in Advantaged U.S. Gulf Coast and Mid-Continent Refineries and ethanol plants are in advantaged locations See slide 30 for capacities.

Favorable Macro Environment Expected SUPPLY DEMAND See slide 19 for notes regarding this slide and slides 34 and 35 for supply and demand details. REGULATORY AND GEOPOLITICAL U.S. legislative reform remains uncertain U.S. regulatory landscape continues to evolve Emerging global developments Expect bullish fundamentals to continue driving increased global petroleum demand. PRODUCTION Abundant global supply of crude oil and natural gas Near to mid-term crude quality discounts compressed due primarily to OPEC cut compliance North American logistics added efficiency and removed Mid-Continent bottlenecks World economies aligning for sustainable economic growth Healthy product demand in lower price environment Product shortages in Latin America, Eastern Canada, Europe, and Africa International Maritime Organization (IMO) bunker fuel specification shift should support diesel demand Available global refining capacity running near maximum utilization Global capacity expansions expected to lag petroleum demand growth Cost advantaged U.S. Gulf Coast expanding product export capability

Our Strategy for Value Creation Maintain manufacturing excellence: safe, reliable, environmentally responsible operations Focus on earnings growth: Market expansion, margin improvement, operating cost reduction Disciplined capital allocation: deliver distinctive financial results and peer-leading returns to stockholders

Safety and Reliability are Imperative for Profitability See slide 19 for notes regarding this slide. VLO’s injury and process safety event rates in 2016 were the lowest in its history.

Reliability Initiatives Have Improved Refinery Availability and Enabled Higher Utilization and Lower Opex See slide 19 for notes regarding this slide. Source: company reports.

Advantaged Portfolio in U.S. Gulf Coast and Mid-Continent See slide 19 for notes regarding this slide. See slide 31 for capacity and Nelson complexity by refinery. High weighted average Nelson Complexity Index for Valero’s refineries; ran 1.3 million BPD of sour crude in 2Q17. Flexibility to process 1.6 million BPD light sweet crude; ran 1.4 million BPD light crude in 2Q17. Deep pool of skilled labor available in U.S. Gulf Coast. U.S. Mid-Continent U.S. Gulf Coast

Our Portfolio Facilitates Global Optimization of Product Exports See slide 19 for notes regarding this slide. Distillate Gasoline

Investing to Grow Export and Wholesale Fuels Volumes Mexico’s refined product demand is expected to grow with imports filling a large percentage of the supply shortage Approximately 700 MBPD of gasoline and diesel imported in 2016(1) Valero, a premier brand with high product quality, has reliably supplied fuels to Mexico for over 10 years Advantaged refining and logistics assets expected to enable competitive fuel offer Expansion of supply chain expected to provide ratable product outlet and improve margin capture Long term agreements for terminals and rail to deliver gasoline, diesel, and jet fuel into central Mexico (1) Source: Pemex reports. Advantaged Refineries and Logistics Efficient Supply to Mexico

Disciplined Capital Management is a Constant in Our Strategy Maintain Strong Balance Sheet (1)Debt-to-cap ratio based on total debt reduced by $2 billion of cash. (2)Peer group includes PSX, MPC, ANDV, HFC, and PBF. (3)Payout ratio is the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital (e.g., current assets and current liabilities). Sustaining Capex Approximately $1.5 billion annually Key to safe and reliable operations Dividend Commitment to shareholders Targeting a dividend payout at the high end of our peer group(2) Non-Discretionary Growth Capex 25% IRR hurdle rate for refining projects Lower hurdle rate for steady cash flow midstream projects Cash Returns Targeting a payout ratio(3) between 40% and 50% of adjusted net cash provided by operating activities for 2017 Stock buyback program consists of ratable and opportunistic purchases Acquisitions Evaluate versus alternative uses of cash Discretionary Maintain investment grade credit rating Target 20% to 30% debt-to-cap ratio(1) 1 2 3

Delivering Sustainable Dividend Growth Targeting annual dividend increases at a sustainable level. (1) Annualized based on current quarterly dividend of $0.70 per share. (2) Annualized based on most recent quarterly dividend as of Aug 21, 2017. Peer group includes PSX, MPC, ANDV, HFC, and PBF. (1) Pacesetting Sustainable growth

Delivering Cash Returns to Stockholders Is One of Our Priorities 2017 dividends and buybacks through Jun 30. (1) Total payout defined as sum of dividends and stock buybacks sourced from company reports. Peer group includes PSX, MPC, ANDV, HFC, and PBF. Reduced share count by over 120 million shares, or 21% since 2011. 448 million shares

Demonstrated Discipline in Capital Allocation Steady investments in maintaining asset base and enhancing margin capability of portfolio. (1)Approximately $265 MM growth capex carried forward for Diamond Pipeline from 2016 to 2017. Non-discretionary

Steady Pipeline of High Return Projects Texas City Refinery photo Expect to spend $1 billion annually on growth investments through 2021 Approximately 50/50 allocation between refining and logistics projects Projects in execution phase (by expected completion date) Diamond Pipeline (4Q17) Wilmington cogeneration unit (4Q17) Diamond Green Diesel expansion (mid-2018) Houston alkylation unit (1H19) Other projects in development phases Expanding product supply chain in Central Texas and U.S. Gulf Coast Extending product supply chain into Mexico and Latin America Octane enhancement in U.S. Gulf Coast Cogeneration in North Atlantic Feedstock and product flexibility in U.S. Gulf Coast and North Atlantic See slide 19 for notes regarding this slide. EBITDA estimates are based on average actual prices for 2015 and 2016. Excludes potential M&A.

We Believe Valero is an Excellent Investment See slide 19 for notes regarding this slide. Chart data sources: Bloomberg and company reports. See slides 41 - 47 for VLO non-GAAP disclosures. Premier asset portfolio and best in class operations Proven operations excellence Safety and reliability drive profitability Disciplined management team Strong financial position Pathway to growth through 2021 Disciplined investing to drive earnings growth Delivering industry-leading returns Low cash cost operations Distinctive cash flow generation across margin cycles Peer leading payout and solid dividend yield Seeing EV/EBITDA refining multiple expansion Peer Range Median Driving a Paradigm Shift in Valuation

Appendix Contents Topic Pages Notes 19 Guidance 20 Projects in Execution Phase 21 – 23 Prior Investments in Light Crude Processing 24 Historical Market Price Drivers 25 Equity Performance, Stockholder Returns, Financial Results 26 – 29 Shift in Refining Valuation 30 Refining Capacity and Nelson Complexity 31 Natural Gas Cost Sensitivity 32 Crude Oil Pipeline Transportation 33 Fundamentals 34 – 35 Ethanol Segment 36 VLP Segment 37 – 40 Non-GAAP Disclosures 41 – 50 Investor Relations Contacts 51

Notes Slide 5 Macro environment themes represent industry consultant views. Slide 7 Contractor total recordable incident rate from U.S. Bureau of Labor Statistics. Tier 1 three-year rolling averages of process safety events per 20,000 work hours. Tier 1 defined within API Recommended Practice 754. Industry benchmarking and Valero’s performance statistics from Solomon Associates and Valero. Slide 8 Refining cash operating expenses per barrel of throughput, excluding turnaround and D&A, from company reports. Peer group includes PSX, MPC, ANDV, HFC, and PBF. Slide 9 Crude distillation capacities by geographic location from company reports and 10-K filings. Gulf Coast region is consistent with EIA’s PADD 3; Mid-Continent region represents PADDs 2 and 4. Valero’s U.S. Gulf Coast and Mid-Continent feedstock ranges are based on quarterly processing rates between 2012 and 1H17. Slide 10 Valero’s actual U.S. gasoline and diesel export volumes and current and potential future gasoline and distillate export capacities are shown in the chart. Potential future gasoline and distillate export capacities are based upon expansion opportunities identified at the St. Charles (gasoline and distillate), Port Arthur (gasoline and distillate), Corpus Christi (gasoline), and Texas City (distillate) refineries. Map shows destinations for products exported from VLO refineries in the U.S., Canada, and the U.K. Slide 16 Amounts shown represent targeted EBITDA growth. We are unable to provide a reconciliation of such forward-looking targets because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events which may be uncertain or outside of our control, including with respect to unknown financing terms, project timing and costs, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort. Slide 17 Dividend annualized based on most recent quarterly dividend as of Aug 21, 2017. Price to earnings ratio includes refining peers with positive earnings for the trailing 12-mos period as of Aug 21, 2017.

Guidance 3Q17 (guidance provided on 2Q17 earnings call) Throughput (MBPD) U.S. Gulf Coast1,650 to 1,700 U.S. Mid-Continent 445 to 465 North Atlantic440 to 460 U.S. West Coast280 to 300 Refining operating expenses per barrel throughput$3.80 Ethanol Production (millions of gallons per day)3.9 Operating expenses per gallon of production$0.39 Cash opex$0.34 Non-cash opex$0.05 General and administrative expenses$190 MM Net interest expense$115 MM Depreciation and amortization expense$500 MM 2017 (expected) Payout ratio(1) of adjusted cash flow from operations40-50% Effective tax rate28% RINs expense ($MM)$750 to $850 Capital expenditures ($MM) $2,700 Sustaining$1,600 Growth$1,100 Port Arthur Refinery (1) Payout ratio is the sum of dividends and stock buybacks divided by cash flow from operations adjusted for changes in working capital.

Investing to Improve Margins and Operating Cost Structure Expect octane demand growth (Tier 3 regulations) Completion expected in 1H19 13 MBPD unit upgrades low value isobutane and amylenes into high value alkylate High octane, low vapor pressure component enables the blending of incremental butane and low octane naphtha Cost-advantaged North American NGL supply $300 MM project cost Cogen plant start up expected in 4Q17 Expect to reduce costs and improve supply reliability for power and steam $110 MM project cost Houston Alkylation Unit Wilmington Cogeneration Plant

Investing to Improve Access to North American Crude Diamond Pipeline 440 miles of 20-inch pipe (200 MBPD capacity) connecting Memphis to Cushing Project is on track for completion in 4Q17 Improves crude supply flexibility and blend quality Approximately $460 MM of project cost for Valero’s 50% share

Investing to Increase Premium Renewable Fuels Production Adds 6 MBPD of renewable diesel production capacity Renewable diesel margins expected to be supported by increased usage mandates and carbon pricing $200 MM project cost, 50% of which is Valero’s portion Completion expected in mid-2018 Diamond Green Diesel Capacity Expansion

Previous Investment in Light Crude Processing Delivering Earnings Growth

Combined Project Estimates	
Total investment[1]	$715 MM
Annual EBITDA at 2015 prices[2]	$520 MM
Annual EBITDA at 2016 prices[2]	$240 MM
Unlevered post-tax IRR at 2015 prices	44%
Unlevered post-tax IRR at 2016 prices	20%

- 160 MBPD combined topping capacity addition at Corpus Christi and Houston
  - Designed to process up to 50 API domestic sweet crude
  - Replaces approximately 55 MBPD purchased low sulfur resid for FCCs (priced at a premium to crude) with atmospheric resid from topping units
  - Yields additional high value light products
  - Increases net throughput capacity by approximately 105 MBPD
- Both units performing as expected


Houston topping unit


Corpus Christi topping unit

Incremental Volumes (MBPD)	
Feeds	
Crude	160
Low sulfur resid	(55)
Products	
Naphtha	40
Gasoline	12
Jet	39
Diesel	13
Other	2

(1) Excludes interest and overhead allocation.
(2) See slide 25 for relevant published price drivers. We are unable to provide a reconciliation of this forward-looking estimate of non-GAAP EBITDA because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events which may be uncertain or outside of our control, including with respect to unknown financing terms, acquisition timing, unanticipated acquisition costs, negotiation of acquisition terms, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort.

24
VALERO

Historical Market Price Drivers Driver ($/bbl) 2015 Average 2016 Average 2017 Average(1) ICE Brent 53.60 45.13 52.23 ICE Brent – WTI Houston 2.88 0.39 1.07 USGC CBOB – ICE Brent 9.81 9.18 10.21 USGC ULSD – ICE Brent 12.58 10.18 11.79 Naphtha – ICE Brent 4.53 1.15 1.16 Low sulfur resid – ICE Brent 2.18 (0.15) 0.46 (1) 2017 average through Aug 21. Included primarily as related to light crude processing disclosures on slide 24.

We Believe Valero is One of the Best Investment Ideas Across the Energy Sector



Refining Peer and/or XLE Range
Median
Return on Invested Capital(1)
(12-mos ended Dec 31, 2016)
9.4%
9.4 %
5.1 %
2.0 %
Refining EBITDA per Barrel of Throughput(2)
(6-mos ended Jun 30, 2017)
$4.73
$4.92
$3.75
$1.33
Net Debt-to-EBITDA(3)
(12-mos ended Dec 31, 2016)
9.1x
2.8x
0.7x
0.7x
Annual Dividend Yield(4)
(As of Aug 21, 2017)
6.5 %
4.3 %
2.5 %
0.1 %
Price to Earnings Ratio(5)
(As of Aug 21, 2017)
149x
34.9x
15.6x
13.3x

Driving a Paradigm Shift in Valuation

- Premier asset portfolio and best in class operations
- Proven operations excellence
  - Safety and reliability drive profitability
- Disciplined management team
- Strong financial position
- Pathway to growth through 2021
  - Disciplined investing to drive earnings growth
- Delivering industry-leading returns
  - Lowest cash cost operations
  - Distinctive cash flow generation across margin cycles
  - Peer leading payout and solid dividend yield
- Seeing EV/EBITDA refining multiple expansion

Chart data sources: Bloomberg and company reports. See slides 41 - 47 for VLO non-GAAP disclosures.
(1) Peer group includes XLE constituents with positive EBIT (8 companies) and PBF. (2) Peer group includes refiners PSX, MPC, ANDV, HFC, and PBF. (3) Peer group includes XLE constituents with positive EBITDA (20 companies) and refiners HFC and PBF. (4) Dividend annualized based on most recent quarterly dividend as of Aug 21, 2017. Peer group includes XLE constituents and refiners HFC and PBF. (5) Peer group includes XLE constituents with positive earnings for the trailing 12-mos period as of Aug 21, 2017 (23 companies) and HFC.

26

Now vs. Then – A Shift In Refining Valuation New Paradigm INDUSTRY/MACRO EV/EBITDA multiple expansion and dispersion by company Peer group of larger scale, efficient and complex refiners Methodical and continuing growth in all major economies Tight global product market expected to continue Product demand growth outpacing refinery capacity additions Abundant supply of domestic crude oil and natural gas providing feedstock advantage Lower interest rates (10-yr Treasury ~ 2 percent) VALERO Premier operations (+/- 95% utilization) First quartile operating performance amid stable, upgraded portfolio Advantaged operations and scale Disciplined capital investment and growth strategy Rigorous M&A targeting and screening process Focused on market expansion, margin enhancement, and cost reduction (lowest cash operating costs) Approximately $2.5 billion annual capex Distinctive free cash flow and higher stockholder returns 3-4 percent dividend yield ($2.80/share annually) Approximately $10 billion of liquidity (~$5 billion cash) ~440 million shares outstanding Higher lows and less volatility in stock price with support from dividend and long-only investors In the Past INDUSTRY/MACRO Range bound industry wide EV/EBITDA multiple +/- 4.5x Peer group fragmented with smaller scale, less efficient refiners U.S. importing products to meet domestic product shortage Stock prices driven by seasonal refining trading cycles Higher interest rates (10-yr Treasury ~ 5 percent) VALERO Marginal operations (+/- 85% utilization) Third quartile operating performance impacted by M&A integration Disadvantaged East Coast, Caribbean operations, and higher overhead retail operations drag earnings downward Less disciplined M&A and capital project execution Frequent acquisitions Focused on volume growth Approximately $3.5 billion annual capex Volatile cash flow profile and lower stockholder returns 1-2 percent dividend yield ($0.32/share annually) Approximately $5 billion of liquidity (~$1.5 billion cash) > 570 million shares outstanding Volatile stock price

Outperformed All Companies in the XLE(1) Index on TSR Since 2014 (1) XLE includes refining peers PSX, MPC, ANDV, and 28 other energy companies such as XOM, CVX, SLB, COP, EOG, OXY, and KMI. (2) Total stockholder return (TSR) from Dec 31, 2014, through Aug 28, 2017. TSR includes stock price appreciation and dividends paid. VLO +53% XLE-15% XLE constituent min -81% History of energy sector outperformance under current leadership team.

Solid Operational Performance Across the Cycle Has Contributed to Distinctive Financial Results Peer group includes PSX, MPC, ANDV, HFC, and PBF. See slides 41 - 47 for VLO non-GAAP disclosures. (1) Total stockholder return (TSR) from Dec 31, 2014, through Dec 31, 2016. TSR includes stock price appreciation and dividends paid. (2) EPS adjusted to exclude special or nonrecurring items. Source: Bloomberg and company reports. (3) Free cash flow (FCF) is defined as net cash provided by operating activities less capital expenditures; deferred turnaround and catalyst costs; investments in joint ventures; and working capital adjustments. Source: company reports. Delivered solid operational performance in both high (2015) and low (2016) refining margin environments. Low High

Peer group includes PSX, MPC, ANDV, HFC, and PBF. See slides 41 - 47 for VLO non-GAAP disclosures. (1) Total stockholder return (TSR) from Dec 31, 2014, through Dec 31, 2016. TSR includes stock price appreciation and dividends paid. (2) EPS adjusted to exclude special or nonrecurring items. Source: Bloomberg and company reports. (3) Average free cash flow (FCF) for 2015 and 2016. FCF is defined as net cash provided by operating activities less capital expenditures; deferred turnaround and catalyst costs; investments in joint ventures; and working capital adjustments. Source: company reports. (4) Refining EBITDA excludes LCM adjustment and turnaround and catalyst costs. Source: Barclays research and company reports. Delivered Solid Earnings, FCF, and Stockholder Returns Across the Recent Margin Cycle

Our Refining Capacity and Nelson Complexity Refinery Capacities (MBPD)(1) Nelson Complexity Index Throughput Crude Corpus Christi(2) 370 275 15.1 Houston(4) 235 180 8.9 Meraux 135 125 9.8 Port Arthur(5) 395 335 12.9 St. Charles(6) 340 215 17.1 Texas City 260 225 11.6 Three Rivers 100 89 13.2 U.S. Gulf Coast 1,835 1,444 13.0(3) Ardmore 90 86 12.1 McKee 200 195 8.3 Memphis 195 180 7.9 U.S. Mid-Continent 485 461 8.9(3) Pembroke 270 210 10.1 Quebec City 235 230 7.7 North Atlantic 505 440 8.8(3) Benicia 170 145 16.1 Wilmington 135 85 15.8 U.S. West Coast 305 230 16.0(3) Total 3,130 2,575 11.8(3) (1)Capacities and Nelson complexity indices as of Jan 1, 2017. (2)Represents the combined capacities of two refineries—Corpus Christi East and Corpus Christi West. (3)Weighted average. (4)Reflects startup of new crude unit and in increase of 90 MBPD of crude and 60 MBPD of throughput, net of 30 MBPD displaced FCC feedstock purchases. (5)Reflects 20 MBPD increase in throughput vs. 2015 related to incremental hydrocracker capacity. (6)Reflects 35 MBPD increase in throughput vs. 2015 related to incremental hydrocracker capacity.

U.S. Natural Gas Provides Opex and Feedstock Cost Advantages 2017 average natural gas prices through Aug 17 for U.S. and Europe. Estimated per barrel cost of 915,000 mmBtu/day of natural gas consumption at 12-month rolling average refinery throughput of 2.9 MMBPD. Our refining operations consume approximately 915,000 mmBtu/day of natural gas, of which 58% is operating expense and the balance is cost of goods sold Significant annual pre-tax cost savings compared to refiners in Europe Prices expected to remain low and disconnected from global oil and gas markets

Pipeline Takeaway Capacity Additions Have Increased Crude Competition in the U.S. Gulf Coast KEY Capacities in MBPD. Pipeline completion and startup dates are subject to change. Bayou Bridge Phase 1 operational with Phase 2 completion expected in 2018. Midland to Sealy 450 completion expected Nov 2017. Pipeline capacity additions increased market liquidity and crude competition in U.S. Gulf Coast Discounts for inland crudes versus WTI and Brent have narrowed with falling production and excess logistics capacity Spot space on some pipelines are trading inside of published tariffs Completed 2017 or Later Startup

Source: Consultant and Valero estimates. Net Global Refinery CDU Additions = New Capacity + Restarts – Announced Closures. (Does not include Condensate Splitters.) Updated August 17, 2017. Global Petroleum Demand Growth Expected to Outpace Refinery Capacity Expansion Expect that methodical economic growth throughout the world’s major economies will continue to fuel demand.

High Demand Continues for U.S. Products in Primary Export Markets

2017 - 2020

Products = Gasoline + Diesel + Jet

North America
+2.2% GDP annual average
+11 MM population
+70 MBPD product demand
+245 MBPD CDU capacity
High utilization needed to meet domestic and export demand

Europe
+1.7% GDP annual average
+5 MM population
+340 MBPD product demand
+200 MBPD CDU capacity*
Net gasoline exports decrease ~100 – 150 MBPD
Net diesel & jet imports increase ~100 – 200 MBPD

Africa
+3.5% GDP annual average
+31 MM population
+310 MBPD product demand
+78 MBPD CDU capacity
Net product imports increase ~150 – 200 MBPD

Latin America
+2.7% GDP annual average
+21 MM population
+310 MBPD product demand
+72 MBPD CDU capacity
Net product imports continues, ~1.6 – 1.7 MMBPD

U.S. Product Exports
12 Month Moving Average (MBPD)



Canada
Mexico
Other Latin America
Europe
Other
1200
800
400
0
'09
'11
'13
'15
'17
Gasoline
Diesel

* New STAR refinery (200 MBPD) in Turkey comes online.
Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE, and other oxygenates). Source: DOE Petroleum Supply Monthly data through May 2017.

35
VALERO

Ethanol Business Operations 11 plants with 1.4 billion gallons annual production capacity Dry mill production process, where corn is ground into flour and mixed with water before fermentation Plants purchased for 35% of replacement cost Efficient plants with scale, located in corn belt Operational best practices transferred from refining Plants running at 130% of original design with minimal capital invested Cost advantaged versus the industry Outlook Ethanol demand expected to be strong globally Driven by increasing usage mandates, low gasoline prices, increased vehicle miles traveled and attractive economics for corn-based ethanol exports Valero’s share of U.S. ethanol exports has grown to 24% in 2017 Ethanol plant in Aurora, South Dakota Source: U.S. Census Bureau

Grow VLP through drop downs from VLO, organic projects, and midstream deals that are strategic to VLO’s core business or that provide third party revenue Grow annual distributions at target rates of 25% for 2017 and at least 20% for 2018 Our Sponsored MLP Valero Energy Partners LP (NYSE:VLP) Strategy & Financial Highlights See slides 48 – 50 for VLP non-GAAP disclosures. * This is the minimum quarterly distribution (MQD). The actual distribution was smaller as it was prorated for the period of Dec 16 – 31. (1) Annualized based on 2Q17 EBITDA. (2) 2Q17 distributable cash flow (DCF) reflects semiannual cash payment for interest on senior notes issued in 2016 while interest expense is recognized on a quarterly basis. Maintain investment grade credit rating 114% increase in quarterly cash distribution over MQD Grew annualized EBITDA attributable to the Partnership to more than $319 million(1) (2)

Diversified VLP Portfolio

VLP’s Competitive Strengths Strong Sponsor Strategic relationship with investment grade sponsor VLO Quality Assets High quality, well maintained assets located in advantaged regions Stable and Predictable Revenues Fee-based agreements with no direct exposure to commodity price risks Contracts with 10 year initial terms and five year renewal terms About 85% of revenues supported by minimum volume commitments Strong Balance Sheet Financial flexibility to fund growth in distribution and distributable cash flow with strong distribution coverage and 2.9x debt/EBITDA ratio(1) Maintain investment grade credit rating Long Runway for Growth Drop downs from sponsor Organic growth and midstream deals that support VLO’s core business or that provide third party revenue Top Tier Distribution Growth Annual distribution growth targets of 25% for 2017 and at least 20% for 2018 (1) Coverage and debt/EBITDA ratios as of Jun 30, 2017. See slides 48 – 50 for VLP non-GAAP disclosures.

Approximately $1 Billion of Estimated MLP Eligible EBITDA(1) Inventory Racks, Terminals, and Storage(2) Over 70 million barrels of active shell capacity for crude oil and products 139 truck rack bays Rail Approximately 5,250 purchased railcars, expected to serve long-term needs of ethanol, asphalt, aromatics, and other products Pipelines(2) Over 1,200 miles of active pipelines 440-mile Diamond Pipeline from Cushing to Memphis expected to start up in 4Q17 Marine(2) 51 docks Two Panamax class vessels (joint venture) (1)Estimate as of Jul 20, 2017. We are unable to provide a reconciliation of this forward-looking estimate of non-GAAP EBITDA because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events which may be uncertain or outside of our control, including with respect to unknown financing terms, acquisition timing, unanticipated acquisition costs, negotiation of acquisition terms, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort. (2)Includes assets that have other joint venture or minority interests. Does not include ethanol assets. Wholesale Fuels Marketing Approximately 800 MBPD fuels distribution volume

VLO Non-GAAP Disclosures: Free Cash Flow VLO defines free cash flow as net cash provided by operating activities less capital expenditures; deferred turnaround and catalyst costs; investments in joint ventures; and working capital adjustments. VLO believes that the presentation of free cash flow provides useful information to investors in assessing our ability to cover ongoing costs and our ability to generate cash returns to stockholders. Analysts and investors often compare cash flow yield among companies as an indication of how much cash flow a company generates over a given time period relative to its stock price. VALERO ENERGY CORPORATION RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES UNDER GAAP TO FREE CASH FLOW (Unaudited, in Millions, Except per Share Amounts) Year Ended Dec 31, 2015 Year Ended Dec 31, 2016 Net cash provided by operating activities $5,611 $4,820 Less: Capital expenditures 1,618 1,278 Less: Deferred turnaround and catalyst costs 673 718 Less: Investments in joint ventures 141 4 Less: Changes in current assets and current liabilities (1,306) 976 Free cash flow $4,485 $1,844

VLO Non-GAAP Disclosures: Return on Invested Capital VALERO ENERGY CORPORATION RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited, in Millions, Except Percentage and Ratio Amounts) Six Months Ended Mar 31, 2016 Year Ended Dec 31, 2016 Six Months Ended Jun 30, 2017 Numerator: Operating income $2,060 $3,572 $1,408 Effective tax rate 27.2% 24.0% 25.7% Operating income after tax $1,499 $2,713 $1,047 TTM operating income after tax = $2,713 + $1,047 – $1,499 $2,262 Jun 30, 2016 Jun 30, 2017 Denominator: Current portion of debt and capital lease obligations $864 $121 Debt and capital lease obligations, less current portion 6,646 8,366 Total equity 21,404 20,651 Total invested capital $28,914 $29,138 TTM total invested capital = ($28,914 + $29,138) / 2 $29,026 TTM return on invested capital = $2,262 / $29,026 7.8% VLO defines return on invested capital (ROIC) as operating income after tax divided by the total invested capital. VLO defines total invested capital as the sum of total debt and total equity. VLO defines operating income after tax for the trailing 12 month (TTM) period as the sum of operating income after tax for 2016 and the six months ended Jun 30, 2017, less that for the six months ended Jun 30, 2016 (taxes calculated using VLO’s effective tax rate for each period). VLO defines TTM total invested capital as the average of the total invested capital for the current six month period ended Jun 30, 2017, and the same period one year ago (2016). VLO believes that the presentation of ROIC provides useful information to investors for assessing how efficiently it uses its capital and its ability to generate returns from invested capital.

VLO Non-GAAP Disclosures: Return on Invested Capital VALERO ENERGY CORPORATION RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited, in Millions, Except Percentage and Ratio Amounts) Year Ended Dec 31, 2016 Numerator: Operating income $3,572 Effective tax rate 24.0% Operating income after tax $2,713 Dec 31, 2016 Denominator: Current portion of debt and capital lease obligations $115 Debt and capital lease obligations, less current portion 7,886 Total equity 20,854 Total invested capital $28,855 Return on invested capital = $2,713 / $28,855 9.4%

VLO Non-GAAP Disclosures: EBITDA and Net Debt-to-EBITDA VALERO ENERGY CORPORATION RECONCILIATION OF NET INCOME TO EBITDA (Unaudited, in Millions, Except Ratio Amount) Six Months Ended Jun 30, 2016 Year Ended Dec 31, 2016 Six Months Ended Jun 30, 2017 Net income $1,356 $2,417 $893 Less: Deferred turnaround and catalyst costs (325) (718) (308) Plus: Depreciation and amortization expense 956 1,894 999 Plus: Interest and debt expense, net of capitalized interest 219 446 240 Plus: Income tax expense 508 765 308 EBITDA $2,714 $4,804 $2,132 TTM EBITDA = $4,804 + $2,132 – $2,714 $4,222 Jun 30, 2017 Debt and capital lease obligations, less current portion $8,366 Current portion of debt and capital lease obligations 121 Cash and temporary cash investments (5,207) Total debt net of cash $3,280 TTM net debt-to-EBITDA = $3,280 / $4,222 0.8x VLO defines net debt-to-EBITDA ratio as total debt net of cash divided by EBITDA adjusted for turnaround and catalyst costs. VLO defines EBITDA for the trailing 12 month period (TTM) as the sum of EBITDA for 2016 and the six months ended Jun 30, 2017, less that for the six months ended Jun 30, 2016. VLO believes that the presentation of net debt-to-EBITDA provides useful information to investors to assess its ability to incur and service debt.

VLO Non-GAAP Disclosures: EBITDA and Net Debt-to-EBITDA VALERO ENERGY CORPORATION RECONCILIATION OF NET INCOME TO EBITDA (Unaudited, in Millions, Except Ratio Amount) Year Ended Dec 31, 2016 Net income $2,417 Less: Deferred turnaround and catalyst costs (718) Plus: Depreciation and amortization expense 1,894 Plus: Interest and debt expense, net of capitalized interest 446 Plus: Income tax expense 765 EBITDA $4,804 Dec 31, 2016 Debt and capital lease obligations, less current portion $7,886 Current portion of debt and capital lease obligations 115 Cash and temporary cash investments (4,816) Total debt net of cash $3,185 Net debt-to-EBITDA = $4,804 / $3,185 0.7x

VLO Non-GAAP Disclosures: Adjusted Earnings Per Common Share VALERO ENERGY CORPORATION Reconciliation of earnings per common share – assuming dilution, to adjusted earnings per common share – assuming dilution (Unaudited, in Millions, Except Ratio Amount) Year Ended Dec 31, 2016 Year Ended Dec 31, 2015 Earnings per common share – assuming dilution $4.94 $7.99 Exclude adjustments: Lower of cost or market inventory valuation adjustment, net of taxes 1.25 (1.25) Asset impairment loss (0.12) — Income tax benefit on Aruba Disposition 0.09 — Total adjustments 1.22 (1.25) Adjusted earnings per common share – assuming dilution $3.72 $9.24 Average adjusted earnings per common share – assuming dilution = ($3.72 + $9.24) / 2 $6.48 VLO defines adjusted earnings per common share – assuming dilution as earnings per common share – assuming dilution excluding the lower of cost or market inventory valuation adjustment and its related income tax effect. VLO believes this measure is useful to assess our ongoing financial performance because, when reconciled to earnings per common share – assuming dilution, it provides improved comparability between periods through the exclusion of certain items that VLO believes are not indicative of our core operating performance and that may obscure our underlying business results and trends.

VLO Non-GAAP Disclosures: Price to Earnings VALERO ENERGY CORPORATION RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited, in Millions, Except Percentage and Ratio Amounts) Six Months Ended Jun 30, 2016 Year Ended Dec 31, 2016 Six Months Ended Jun 30, 2017 Numerator: Net income $1,356 $2,289 $893 TTM net income $1,826 = $2,289 + $893 – $1,356 Weighted-average common shares outstanding 471 464 448 TTM weighted-average common shares outstanding = 464 + 448 – 471 441 TTM earnings per share from continuing operations = $1,826 / 441 $4.14 Aug 21, 2017 Denominator: Closing price of common shares outstanding $64.70 Price to earnings ratio = $64.70 / $4.14 15.6x VLO defines price to earnings (PE) as earnings per share from continuing operations divided by the closing price of its common shares outstanding. VLO defines earnings per share from continuing operations for the trailing 12 month (TTM) period as the sum of earnings per share from continuing operations for 2016 and the six months ended Jun 30, 2017, less that for the six months ended Jun 30, 2016. VLO defines the current share price as the closing share price on Aug 21, 2017. VLO believes that the presentation PE provides useful information to investors for assessing the value of our earnings per share from continuing operations relative to VLO’s closing price of common shares outstanding.

VLP Non-GAAP Disclosures: EBITDA, Distributable Cash Flow, and Debt-to-EBITDA VLP defines EBITDA as net income before income tax expense, interest expense, and depreciation expense. VLP defines distributable cash flow as EBITDA less (i) EBITDA attributable to its Predecessor and cash payments during the period for interest, income taxes, and maintenance capital expenditures; plus (ii) adjustments related to minimum throughput commitments, capital projects prefunded by Valero, and certain other items. VLP defines coverage ratio as the ratio of distributable cash flow to the total distribution declared. EBITDA, distributable cash flow, debt-to-EBITDA, and coverage ratio are supplemental financial measures that are not defined under GAAP. They may be used by management and external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies, to: describe VLP’s expectation of forecasted earnings; assess VLP’s operating performance as compared to other publicly traded limited partnerships in the transportation and logistics industry, without regard to historical cost basis or, in the case of EBITDA, financing methods; assess the ability of VLP’s business to generate sufficient cash to support its decision to make distributions to its unitholders; assess VLP’s ability to incur and service debt and fund capital expenditures; and assess the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. VLP believes that the presentation of EBITDA provides useful information to investors in assessing its financial condition and results of operations. The GAAP measures most directly comparable to EBITDA are net income and net cash provided by operating activities. EBITDA should not be considered an alternative to net income or net cash provided by operating activities presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities. EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because EBITDA may be defined differently by other companies in our industry, VLP’s definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. VLP uses distributable cash flow to measure whether it has generated from its operations, or “earned,” an amount of cash sufficient to support the payment of the minimum quarterly distributions. VLP’s partnership agreement contains the concept of “operating surplus” to determine whether VLP’s operations are generating sufficient cash to support the distributions that it is paying, as opposed to returning capital to VLP’s partners. Because operating surplus is a cumulative concept (measured from VLP’s IPO date and compared to cumulative distributions from the IPO date), VLP uses the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash VLP has on hand to distribute or that it is required to distribute. VLP uses the distribution coverage ratio to reflect the relationship between its distributable cash flow and the total distribution declared. The debt-to-EBITDA ratio as defined in accordance with VLP’s debt covenants is the total debt and capital lease obligations divided by adjusted pro forma EBITDA for the trailing 12 month period. VLP believes that the presentation of debt-to-EBITDA provides useful information to investors to assess its ability to incur and service debt.

VLP Non-GAAP Disclosures: Debt-to-EBITDA VALERO ENERGY PARTNERS LP RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited, in Thousands, Except Ratio Amount) Jun 30, 2017 Numerator: Total debt and capital lease obligations $900,000 Six Months Ended Jun 30, 2016 Year Ended Dec 31, 2016 Six Months Ended Jun 30, 2017 Denominator: Net income $80,325 $188,831 $116,580 Plus: Depreciation expense 23,333 45,965 24,280 Plus: Interest and debt expense, net of capitalized interest 5,910 14,915 16,840 Plus: Income tax expense 545 1,112 614 EBITDA 110,113 250,823 158,314 Less: EBITDA attributable to Predecessor (9,097) (11,492) — EBITDA attributable to Partnership $119,210 $262,315 $158,314 12 Months Ended Jun 30, 2017 EBITDA attributable to Partnership for 12 months ended Jun 30, 2017: Sum of EBITDA for six months ended Jun 30, 2017 and year ended December 31, 2016 less EBITDA for six months ended Jun 30, 2016 $301,419 Pro forma EBITDA adjustments: Plus: Sep 1, 2016 – Meraux and Three Rivers Terminal Services ($38,600 x 2/12 months) 6,433 Plus: Jan 18, 2017 – Red River Pipeline ($7,000 x 6.6/12 months) 3,850 Adjusted pro forma EBITDA $311,702 Debt-to-EBITDA ratio ($900,000 / $311,702): 2.9x

VLP Non-GAAP Disclosures: Quarterly EBITDA and Distributable Cash Flow

VALERO ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in Thousands)

	4Q2013	1Q2014	2Q2014	3Q2014	4Q2014	1Q2015	2Q2015	3Q2015	4Q2015	1Q2016	2Q2016	3Q2016	4Q2016	1Q2017	2Q2017
Net income	($6,900)	($8,280)	($6,929)	($7,934)	($10,218)	($269)	$19,161	$15,625	$36,795	$35,780	$44,545	$48,707	$59,799	$58,137	$58,443
Plus: Depreciation expense	8,958	8,319	8,632	10,398	10,560	10,364	10,578	13,760	10,976	11,512	11,821	11,319	11,313	11,775	12,505
Plus: Interest and debt expense, net of capitalized interest	59	228	221	214	209	601	1,411	1,353	2,748	2,659	3,251	3,672	5,333	8,289	8,551
Plus: Income tax expense (benefit)	(300)	157	150	129	112	(126)	(51)	115	313	242	303	235	332	304	310
EBITDA	1,817	424	2,074	2,807	663	10,570	31,099	30,853	50,832	50,193	59,920	63,933	76,777	78,505	79,809
Less: EBITDA attributable to Predecessor	(786)	(13,434)	(13,491)	(19,397)	(23,078)	(17,240)	(11,638)	(12,727)	(6,047)	(5,394)	(3,703)	(2,395)	—	—	—
EBITDA attributable to Partnership	2,603	13,858	15,565	22,204	23,741	27,810	42,737	43,580	56,879	55,587	63,623	66,328	76,777	78,505	79,809
Plus: Adjustments related to minimum throughput commitments	—	32	475	(235)	(164)	(20)	24	—	18	14	221	865	393	(897)	(828)
Plus: Projects prefunded by Valero	—	775	853	418	865	589	—	—	—	—	—	—	—	—	—
Plus: Other	—	—	—	—	—	384	—	—	—	—	—	—	—	—	—
Less: Cash interest paid	22	236	229	221	213	172	1,406	1,374	2,415	2,502	2,982	3,204	5,185	1,908	14,136
Less: Income taxes paid	—	—	9	—	—	—	441	—	—	—	496	—	9	—	695
Less: Maintenance capital expenditures	—	864	1,005	1,035	1,623	1,139	863	326	1,621	2,002	1,518	2,239	3,964	2,038	1,335
Distributable cash flow	$2,581	$13,565	$15,650	$21,131	$22,606	$27,452	$40,051	$41,880	$52,861	$51,097	$58,848	$61,750	$68,012	$73,662	$62,815

The statement of income data has been retrospectively adjusted to include the historical results of operations of the businesses acquired from Valero for periods prior to their dates of acquisition.

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VALERO

Investor Relations Contacts For more information, please contact: John Locke Vice President, Investor Relations 210.345.3077 john.locke@valero.com Karen Ngo Senior Manager, Investor Relations 210.345.4574 karen.ngo@valero.com Tom Mahrer Manager, Investor Relations 210.345.1953 tom.mahrer@valero.com